UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 1, 2009

Date of Report (Date of earliest event reported)

STATMON TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-09751	83-0242652
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

3000 Lakeside Drive, Suite 300 South
Bannockburn, IL 60015
 (Address of principal executive offices)

(847) 604-5366

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        On January 1, 2009, Kevin Harris resigned as our chief operating officer.  Mr. Harris’s resignation was not as the result of a disagreement with Statmon Technologies Corp. on any matter relating to its operations, policies or practices.  Mr. Harris will continue to provide consulting services to us upon terms and conditions agreed upon by Mr. Harris and the Company through February 17, 2009.  Mr. Harris will be paid $12,000 for financial consulting services in relation to the filing of the Company’s fourth quarter disclosure documents and related activities, payable semi-monthly through February 15, 2009.  Beginning February 16, 2009, Mr. Harris will receive $3,000 per month to assist as needed until the Company has retained a chief financial officer.  In addition, Mr. Harris’ medical and dental coverage will continue through February 28, 2009 as well as the payment of incidentals.  Mr. Harris' warrants with the Company have been amended to include a favored nation clause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATMON TECHNOLOGIES CORP.

DATE: January 20, 2009
	By:	/s/ Geoffrey P. Talbot
Geoffrey P. Talbot
President, Chief Executive Officer and Chief Financial Officer